    As filed with the Securities and Exchange Commission on January 11, 2002
                                                    Registration No.
 =============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   -----------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   -----------

                      JACOBSON RESONANCE ENTERPRISES, INC.
             (Exact name of registrant as specified in its charter)

              Nevada                                    65-0684400
    (State or other jurisdiction            (IRS Employer Identification No.)
  of incorporation or organization)

  8200 Jog Road, Suite 100, Boynton Beach, Florida         33437
    (Address of principal executive offices)             (Zip Code)

                                   -----------

           JACOBSON RESONANCE ENTERPRISES, INC. 1998 STOCK OPTION PLAN
                                       and
           JACOBSON RESONANCE ENTERPRISES, INC. 2001 STOCK OPTION PLAN
                           (Full titles of the plans)

                                   -----------

                              Dr. Jerry I. Jacobson
                              Chairman of the Board
                      Jacobson Resonance Enterprises, Inc.
                            8200 Jog Road, Suite 100
                          Boynton Beach, Florida 33437

                                   -----------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                     Proposed
                                                     Maximum
                                      Proposed       Aggregate       Amount of
Title of Securities  Amount to Be  Maximum Offering  Offering      Registration
To Be Registered      Registered   Price Per Share   Price*            Fee
---------------      ------------  ----------------  -----------  --------------
Common Stock,
$.001 Par Value
Per Share            35,000,000 shs    $.235         $ 8,225,000    $1,965.78
--------------------------------------------------------------------------------
(*)Pursuant to Rule 457(h)(1), under the Securities Act of 1933, computed on the basis of the average of the high and low prices of the Common Stock as reported in the over-the-counter market on January 8, 2002
================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1:  PLAN INFORMATION.

         Not applicable.

ITEM 2:  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         Not applicable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents previously filed by Jacobson Resonance Enterprises,
Inc., a Nevada Corporation (the "Company"), with the Securities and Exchange
Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), File No. 000-27847, are hereby incorporated by reference in this Registration Statement:

     1. The Company's Annual Report on Form 10-KSB under the Exchange Act, as filed with the Commission on April 18, 2001.

     2. In addition, all documents filed by the Company pursuant to Sections
13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and made a part hereof from the date of the filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not applicable.

Item 6.  Indemnification of Directors and Officers

Chapter 78 - Private Corporations of Title 7 of the Nevada Revised Statutes (the
"Act") including sections 78.751 and 78.7502, permits, in general, a Nevada corporation to indemnify any person who was or is a party to an action or proceeding by reason of the fact that he or she was a director or officer of the corporation, or served another entity in any capacity at the request of the corporation, against liability incurred in connection with such proceeding including the estimated expenses of litigating the proceeding to conclusion and the expenses, actually and reasonably incurred in connection with the defense or settlement of such proceeding, including any appeal thereof, if such person acted in good faith, for a purpose he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, in criminal actions or proceedings, in addition had no reasonable cause to believe that his or her conduct was unlawful. The Act permits the corporation to pay in advance of a final disposition of such action or proceeding the expenses incurred in defending such action or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount as, and to the extent, required by statute. The Act provides that the indemnification and advancement of expense provisions contained in the Act shall not be deemed exclusive of any rights to which a director or officer seeking indemnification or advancement of expenses may be entitled.

The Company's By-Laws provide that the Company shall have the right to indemnify, to purchase indemnity insurance for, and to pay and advance expenses to, directors, officers, and other persons who are eligible for, or entitled to, such indemnification, payments or advances, in accordance with and subject to the provisions of Nevada Revised Statutes 78.751, and to the extent such indemnification, payments or advances are either expressly required by such provisions or are expressly authorized by the Board of Directors within the scope of such provisions. The right of the Company to indemnify such persons shall include, but not be limited to, the authority of the Company to enter into written agreements for indemnification with such persons.

The By-Laws also provide that, subject to the provisions of Nevada Revised
Statutes 78.751, a director of the Company shall not be liable to the Company or its shareholders for monetary damages for an act or omission in the director's capacity as a director, except that this provision does not eliminate or limit the liability of a director to the extent the director is found liable for: (1)
a breach of the director's duty of loyalty to the Company or its shareholders;
(2) an act or omission not in good faith that constitutes a breach of duty of the director to the Company or an act or omission that involves intentional misconduct or a knowing violation of the law; (3) a transaction from which the director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or (4) an act or omission for which the liability of a director is expressly provided by an applicable statute.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

Exhibits

3.1  Articles of Incorporation of the Company, as currently in effect, filed as an exhibit to the Company's Registration Statement on Form 10-SB filed with the Commission on October 27, 1999.

3.2  By-Laws of the Company, filed as an exhibit to the Company's Registration
     Statement on Form 10-SB filed with the Commission on October 27, 1999.

4.1  Specimen Stock Certificate, filed as an exhibit to the Company's
     Registration Statement on Form 10-SB filed with the Commission on October
     27, 1999.

4.5* Jacobson Resonance Enterprises, Inc. 1998 Stock Option Plan.

4.6* Jacobson Resonance Enterprises, Inc. 2001 Stock Option Plan.

5.1* Opinion of Jackson & Campbell, P.C., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1* Consent of Goldstein Golub Kessler LLP.
---------------------
* Filed herewith.

Item 9.  Undertakings

         The undersigned Registrant hereby undertakes:

         (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; (2) that, for the purpose of determining any liability under the Securities Act of 1933, as amended, (the
"Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the
Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the
Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the registrant's Certificate of Incorporation or
By-Laws, by contract, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the
Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boynton Beach, State of Florida, on January 11, 2002.

                                    JACOBSON RESONANCE ENTERPRISES, INC.
                                        (Registrant)

                                    By:  /s/ Alfonso Serrato

                                    Name:  Alfonso Serrato
                                    Title: Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration
Statement has been signed by the following persons in the capacities indicated.

        Signature                     Titles                     Date
        ---------                     ------                     ----
   /s/ Frank A. Chaviano       Senior Vice President          January 11, 2002
   ------------------------    and Chief Operating
       Frank A. Chaviano       Officer (Principal
                               Financial and Accounting
                               Officer)

   /s/ Dr. Jerry I. Jacobson      Chairman and                January 11, 2002
   ------------------------       Director
       Dr. Jerry I. Jacobson

   /s/ Debra M. Jacobson          Secretary and               January 11, 2002
   ------------------------       Director
       Debra M. Jacobson

   /s/ Sidney Paul Martin         Director                    January 11, 2002
   ------------------------
       Sidney Paul Martin

   /s/ Michael P. Steigman        Director                    January 11, 2002
   ------------------------
       Michael P. Steigman

                                INDEX TO EXHIBITS

Exhibits

3.1  Articles of Incorporation of the Company, as currently in effect,  filed as an exhibit to the Company's Registration Statement on Form 10-SB filed with the Commission on October 27, 1999.

3.2  By-Laws of the Company, filed as an exhibit to the Company's
     Registration Statement on Form 10-SB filed with the Commission on October
     27, 1999.

4.1  Specimen Stock Certificate, filed as an exhibit to the Company's
     Registration Statement on Form 10-SB filed with the Commission on October
     27, 1999.

4.5* Jacobson Resonance Enterprises, Inc. 1998 Stock Option Plan.

4.6* Jacobson Resonance Enterprises, Inc. 2001 Stock Option Plan.

5.1* Opinion of Jackson & Campbell, P.C., counsel to the Company, regarding the legality of the Common Stock being registered.

23.1* Consent of Goldstein Golub Kessler LLP.

__________

* Filed herewith.